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                                                                    Exhibit 21.1


                          Subsidiaries of the Company


Subsidiary Name                                        State of Incorporation

Spanish Broadcasting System of Greater Miami, Inc.     Delaware

Spanish Broadcasting System of Illinois, Inc.          Delaware

Spanish Broadcasting System Inc.                       New Jersey

Spanish Broadcasting System of San Antonio, Inc.       Delaware

JuJu Media, Inc.                                       New York

Alarcon Holdings, Inc.                                 New York

Spanish Broadcasting System of California, Inc.        California

Spanish Broadcasting System of Puerto Rico, Inc.       Delaware

Spanish Broadcasting System of Florida, Inc.           Florida

SBS of Greater New York, Inc.                          New York

SBS Funding, Inc.                                      Delaware

Spanish Broadcasting System of Puerto Rico, Inc.       Puerto Rico

Spanish Broadcasting System Network, Inc.              New York

Spanish Broadcasting System Finance Corporation        Delaware

Spanish Broadcasting System Holding Company, Inc.      Puerto Rico

SBS Promotions, Inc.                                   New York

WRMA Licensing, Inc.                                   Delaware

WXDJ Licensing, Inc.                                   Delaware

WLEY Licensing, Inc.                                   Delaware

WSKQ Licensing, Inc.                                   Delaware

KLEY Licensing, Inc.                                   Delaware

WCMQ Licensing, Inc.                                   Delaware

KLAX Licensing, Inc.                                   Delaware

WPAT Licensing, Inc.                                   Delaware

WCMA Licencing, Inc.                                   Delaware

WEGM Licencing, Inc.                                   Delaware

WMEG Licencing, Inc.                                   Delaware

WLDI, Inc.                                             Puerto Rico

WZNT, Inc.                                             Puerto Rico

WRPC, Inc.                                             Puerto Rico

WI0, Inc.                                              Puerto Rico

WOYE, Inc.                                             Puerto Rico

WOQI, Inc.                                             Puerto Rico

Cadena Estereotempo, Inc.                              Puerto Rico

Portorican American Broadcasting, Inc.                 Puerto Rico

Spanish Broadcasting System Group of                   Puerto Rico
 Puerto Rico, Inc.

Rodriquez Communications, Inc.                         Delaware

RCI (Alameda) Acquisition, Inc.                        Delaware

Subsidiary Name                                                  State of Incorporation

WPAT Licensing, Inc.                                             Delaware

WCMA Licensing, Inc.                                             Delaware

WEGM Licensing, Inc.                                             Delaware

WMEG Licensing, Inc.                                             Delaware

WLDI, Inc.                                                       Puerto Rico

WZNT, Inc.                                                       Puerto Rico

WRPC, Inc.                                                       Puerto Rico

WIO, Inc.                                                        Puerto Rico

WOYE, Inc.                                                       Puerto Rico

WOQI, Inc.                                                       Puerto Rico

Cadena Estereotempo, Inc.                                        Puerto Rico

Portorican American Broadcasting, Inc.                           Puerto Rico

Spanish Broadcasting System Group of Puerto Rico, Inc.           Puerto Rico

Rodriguez Communications, Inc.                                   Delaware

RCI (Alameda) Acquisition, Inc.                                  Delaware

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